NEWS RELEASE

FOR IMMEDIATE RELEASE

Pacira Pharmaceuticals, Inc. Reports Third Quarter 2016 Financial Results

-- Total Net Revenues Up 10% Year-Over-Year --
-- EXPAREL® Net Product Sales Up 9% Year-Over-Year --
-- Conference Call Today at 9 a.m. ET --

PARSIPPANY, N.J., November 2, 2016 - Pacira Pharmaceuticals, Inc. (NASDAQ: PCRX) today provided updates on EXPAREL® (bupivacaine liposome injectable suspension) for postsurgical pain in the United States and announced consolidated financial results for the third quarter ended September 30, 2016.

“EXPAREL revenues continued to grow year-over-year in the third quarter,” said Dave Stack, Chief Executive Officer and Chairman of Pacira. “We believe our steady blocking and tackling of key programs—from developing robust clinical data in support of marketplace use to strategic commercial partnerships that advance opioid minimization protocols for postsurgical pain control—will continue to improve patient lives and contribute to sales growth.”

Recent Highlights

•
EXPAREL Launches in Oral Surgery at AAOMS, with Data Demonstrating Safety and Efficacy for Pain Relief in Third Molar Removal: Pacira officially launched EXPAREL in oral surgery at the American Association of Oral and Maxillofacial Surgeons (AAOMS) annual meeting in September, where the company presented the results from a prospective, randomized, double-blind, placebo-controlled study in third molar (wisdom teeth) extraction. Overall, patients receiving EXPAREL demonstrated a lower mean opioid consumption and significantly lower pain scores at 48 hours in comparison to that of placebo.

•
Pacira Partners with American College of Surgeons (ACS) in Launching Educational Program for Patients and Surgeons: Opioids and Surgery: Use, Abuse and Alternatives is an initiative designed to support the rapid dissemination of patient education materials regarding opioids and opioid alternatives, as well as to support the surgeon with evidence-based content, including procedure-specific enhanced recovery protocols, managing pain expectations, non-opioid options, screening programs, discharge education and transition management.

•
Key Executive Appointments Enhance Commercial Team: Pacira recently announced the appointment of Thomas Sluby, Vice President, Sales and Matthew Lehmann, Vice President, Marketing – Emerging Therapies. Mr. Sluby is responsible for overseeing all aspects of sales execution and customer relations, and will work closely with the commercial team on the development and implementation of sales and product strategies for EXPAREL. Mr. Lehmann will be responsible for the development, implementation and execution of market strategies and tactics, initially focusing on the EXPAREL nerve block launch subsequent to approval. Both individuals will report to Robert Weiland, Chief Commercial Officer.

Third Quarter 2016 Financial Results

•	EXPAREL net product sales were $64.9 million in the third quarter of 2016, a 9% increase over the $59.7 million reported for the third quarter of 2015.

•	Total revenues were $68.4 million in the third quarter of 2016, a 10% increase over the $62.2 million reported for the third quarter of 2015.

•
Total operating expenses were $89.2 million in the third quarter of 2016, compared to $57.1 million in the third quarter of 2015. Total operating expenses in the third quarter of 2016 include a $21.9 million charge to cost of goods sold to fully reserve $20.7 million for the cost of EXPAREL batches impacted by a routine stability test that did not meet required specifications and $1.2 million for an estimated number of replacement boxes and other related costs.

•
GAAP net loss was $22.2 million, or $(0.59) per share (basic and diluted), in the third quarter, compared to GAAP net income of $3.1 million, or $0.08 per share (basic and diluted), in the third quarter of 2015.

•
Non-GAAP net income was $8.0 million, or $0.22 per share (basic) and $0.20 per share (diluted), in the third quarter of 2016, compared to non-GAAP net income of $12.9 million, or $0.35 per share (basic) and $0.32 per share (diluted), in the third quarter of 2015.

•	Pacira ended the third quarter of 2016 with cash, cash equivalents and short-term investments (“cash”) of $161.1 million.

•	Pacira had 37.3 million basic weighted average shares of common stock outstanding in the third quarter of 2016.

•	For non-GAAP measures, Pacira had 40.2 million diluted weighted average shares of common stock outstanding in the third quarter of 2016.

2016 Outlook

Pacira updates its full year 2016 financial guidance as follows:

•
EXPAREL net product sales of $263 million to $268 million, reflecting management’s revised expectation about when its commercial strategies and creation of opioid-sparing collaborations will accelerate sales growth.

•	Non-GAAP gross margins of 70% to 73%.

•
Non-GAAP research and development (R&D) expense of $40 million to $50 million. This reduction in guidance reflects significant cost savings in three randomized clinical trials, along with a change in timing of some costs related to the two nerve block trials that the company expects to complete in the first quarter of 2017.

•	Non-GAAP selling, general and administrative (SG&A) expense of $125 million to $135 million.

•	Stock-based compensation of $30 million to $35 million.

See “Non-GAAP Financial Information” and “Reconciliations of GAAP to Non-GAAP 2016 Financial Guidance” below.

Today’s Conference Call and Webcast Reminder

The Pacira management team will host a conference call to discuss the company’s financial results and recent developments today, Wednesday, November 2, 2016, at 9 a.m. ET. The call can be accessed by dialing 1-877-845-0779 (domestic) or 1-720-545-0035 (international) ten minutes prior to the start of the call and providing the Conference ID 12896365.

A replay of the call will be available approximately two hours after the completion of the call and can be accessed by dialing 1-855-859-2056 (domestic) or 1-404-537-3406 (international) and providing the Conference ID 12896365. The replay of the call will be available for two weeks from the date of the live call.

The live, listen-only webcast of the conference call can also be accessed by visiting the “Investors & Media” section of the company’s website at investor.pacira.com. A replay of the webcast will be archived on the Pacira website for two weeks following the call.

Non-GAAP Financial Information

This press release contains financial measures that do not comply with U.S. generally accepted accounting principles (GAAP), such as non-GAAP net income, non-GAAP cost of goods sold, non-GAAP gross margins, non-GAAP research and development (R&D) and non-GAAP selling, general and administrative (SG&A) expenses, because such measures exclude stock-based compensation, amortization of debt discount, loss on extinguishment of debt, a termination fee with CrossLink BioScience, LLC and inventory and related reserves from the stability testing out of specification. These measures supplement our financial results prepared in accordance with GAAP. Pacira management uses these measures to better analyze its financial results, estimate its future cost of goods sold, gross margins, R&D and SG&A outlook for 2016 and to help make managerial decisions. In management’s opinion, these non-GAAP measures are useful to investors and other users of our financial statements by providing greater transparency into the operating performance at Pacira and the company’s future outlook. Such measures should not be deemed to be an alternative to GAAP requirements or a measure of liquidity for Pacira. Non-GAAP measures are also unlikely to be comparable with non-GAAP disclosures released by other companies. See the tables below for a reconciliation of GAAP to non-GAAP measures, and a reconciliation of our GAAP to non-GAAP 2016 financial guidance for gross margins, R&D and SG&A.

About Pacira

Pacira Pharmaceuticals, Inc. (NASDAQ: PCRX) is a specialty pharmaceutical company focused on the clinical and commercial development of new products that meet the needs of acute care practitioners and their patients. The company’s flagship product, EXPAREL® (bupivacaine liposome injectable suspension), indicated for single-dose infiltration into the surgical site to produce postsurgical analgesia, was commercially launched in the United States in April 2012. EXPAREL and two other products have successfully utilized DepoFoam®, a unique and proprietary product delivery technology that encapsulates drugs without altering their molecular structure, and releases them over a desired period of time. Additional information about Pacira is available at www.pacira.com.

About EXPAREL®

EXPAREL (bupivacaine liposome injectable suspension) is currently indicated for single-dose infiltration into the surgical site to produce postsurgical analgesia. The product combines bupivacaine with DepoFoam®, a proven product delivery technology that delivers medication over a desired time period. EXPAREL represents the first and only multivesicular liposome local anesthetic that can be utilized in the peri- or postsurgical setting. By utilizing the DepoFoam platform, a single dose of EXPAREL delivers bupivacaine over time, providing significant reductions in cumulative pain score with up to a 45 percent decrease in opioid consumption; the clinical benefit of the opioid reduction was not demonstrated. Additional information is available at www.EXPAREL.com.

Important Safety Information

EXPAREL is contraindicated in obstetrical paracervical block anesthesia. EXPAREL has not been studied for use in patients younger than 18 years of age. Non-bupivacaine-based local anesthetics, including lidocaine, may cause an immediate release of bupivacaine from EXPAREL if administered together locally. The administration of EXPAREL may follow the administration of lidocaine after a delay of 20 minutes or more. Other formulations of bupivacaine should not be administered within 96 hours following administration of EXPAREL. Monitoring of cardiovascular and neurological status, as well as vital signs should be performed during and after injection of EXPAREL as with other local anesthetic products. Because amide-type local anesthetics, such as bupivacaine, are metabolized by the liver, EXPAREL should be used cautiously in patients with hepatic disease. Patients with severe hepatic disease, because of their inability to metabolize local anesthetics normally, are at a greater risk of developing toxic plasma concentrations. In clinical trials, the most common adverse reactions (incidence greater-than or equal to 10%) following EXPAREL administration were nausea, constipation, and vomiting.

Please see the full Prescribing Information for more details available at http://www.exparel.com/pdf/EXPAREL_Prescribing_Information.pdf.

Forward Looking Statements

Any statements in this press release about our future expectations, plans, outlook and prospects, and other statements containing the words “believes,” “anticipates,” “plans,” “estimates,” “expects,” “intends,” “may” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including risks relating to: the success of our sales and manufacturing efforts in support of the commercialization of EXPAREL; the rate and degree of market acceptance of EXPAREL and our other products; the size and growth of the potential markets for EXPAREL and our ability to serve those markets; our plans to expand the use of EXPAREL to additional indications and opportunities, and the timing and success of any related clinical trials; the related timing and success of United States Food and Drug Administration supplemental New Drug Applications; the outcome of the U.S. Department of Justice inquiry; our plans to evaluate, develop and pursue additional DepoFoam-based product candidates; clinical trials in support of an existing or potential DepoFoam-based product; our plans to continue to manufacture and provide support services for our commercial partners who have licensed DepoCyt(e); our commercialization and marketing capabilities; our and Patheon UK Limited’s ability to successfully and timely construct dedicated EXPAREL manufacturing suites; and other factors discussed in the “Risk Factors” of our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and in other filings that we periodically make with the SEC. In addition, the forward-looking statements included in this press release represent our views as of the date of this press release. Important factors could cause our actual results to differ materially from those indicated or implied by forward-looking statements, and as such we anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Company Contact:
Pacira Pharmaceuticals, Inc.
Jessica Cho, (973) 254-3574
jessica.cho@pacira.com

Media Contact:
Coyne Public Relations
Alyssa Schneider, (973) 588-2270
aschneider@coynepr.com

(Tables to Follow)

Pacira Pharmaceuticals, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	September 30, 2016	December 31, 2015
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$161,128	$158,965
Accounts receivable, net	26,765	25,855
Inventories, net	37,476	61,645
Prepaid expenses and other current assets	10,075	6,117
Total current assets	235,444	252,582
Long-term investments	—	13,462
Fixed assets, net	100,388	90,324
Goodwill	44,670	30,880
Intangible assets, net	—	81
Other assets	651	406
Total assets	$381,153	$387,735

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,287	$8,739
Accrued expenses	31,077	35,375
Convertible senior notes *	107,563	104,040
Current portion of deferred revenue	822	1,426
Income taxes payable	82	208
Total current liabilities	146,831	149,788
Deferred revenue	7,617	8,082
Other liabilities	12,557	11,473
Total stockholders’ equity	214,148	218,392
Total liabilities and stockholders’ equity	$381,153	$387,735

* The convertible senior notes are contractually due in 2019. However, because of certain conditions that were met during the three months ended September 30, 2016, the note holders can convert any time during the quarter ended December 31, 2016.

Pacira Pharmaceuticals, Inc.
Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Net product sales:
EXPAREL	$64,869	$59,729	$194,374	$172,657
DepoCyt(e) and other product sales	1,250	1,421	3,935	3,640
Total net product sales	66,119	61,150	198,309	176,297
Collaborative licensing and milestone revenue	1,357	357	3,069	1,069
Royalty revenue	879	706	2,091	2,310
Total revenues	68,355	62,213	203,469	179,676

Operating expenses:
Cost of goods sold	43,152	15,901	86,483	52,409
Research and development	9,754	5,893	28,609	15,509
Selling, general and administrative	36,314	35,310	117,940	101,490
Total operating expenses	89,220	57,104	233,032	169,408
Income (loss) from operations	(20,865)	5,109	(29,563)	10,268

Other (expense) income:
Interest income	346	171	923	504
Interest expense	(1,601)	(1,905)	(5,203)	(5,842)
Loss on early extinguishment of debt	—	—	—	(51)
Royalty interest obligation	—	—	—	(71)
Other, net	(8)	(8)	(8)	(82)
Total other expense, net	(1,263)	(1,742)	(4,288)	(5,542)
Income (loss) before income taxes	(22,128)	3,367	(33,851)	4,726
Income tax expense	(36)	(281)	(126)	(372)
Net income (loss)	$(22,164)	$3,086	$(33,977)	$4,354

Net income (loss) per share:
Basic net income (loss) per common share	$(0.59)	$0.08	$(0.91)	$0.12
Diluted net income (loss) per common share	$(0.59)	$0.08	$(0.91)	$0.11
Weighted average common shares outstanding:
Basic	37,312	36,663	37,171	36,460
Diluted	37,312	41,043	37,171	41,422

Pacira Pharmaceuticals, Inc.
Reconciliation of GAAP to Non-GAAP Financial Information
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

GAAP net income (loss)	$(22,164)	$3,086	$(33,977)	$4,354

Non-GAAP adjustments:
Stock-based compensation	7,361	8,826	23,516	23,640
Inventory and related reserves (1)	21,949	—	21,949	—
Loss on early extinguishment of debt	—	—	—	51
Amortization of debt discount	1,022	1,022	3,066	3,080
CrossLink contract termination fee	(122)	—	7,062	—
Total Non-GAAP adjustments	30,210	9,848	55,593	26,771

Non-GAAP net income	$8,046	$12,934	$21,616	$31,125

GAAP basic net income (loss) per common share	$(0.59)	$0.08	$(0.91)	$0.12
GAAP diluted net income (loss) per common share	$(0.59)	$0.08	$(0.91)	$0.11

Non-GAAP basic net income per common share	$0.22	$0.35	$0.58	$0.85
Non-GAAP diluted net income per common share	$0.20	$0.32	$0.53	$0.75

Weighted average common shares outstanding - basic	37,312	36,663	37,171	36,460
Weighted average common shares outstanding - diluted	40,246	41,043	40,744	41,422

Cost of goods sold reconciliation:
GAAP cost of goods sold	$43,152	$15,901	$86,483	$52,409
Stock-based compensation	(1,627)	(1,690)	(4,786)	(4,379)
Inventory and related reserves (1)	(21,949)	—	(21,949)	—
Non-GAAP cost of goods sold	$19,576	$14,211	$59,748	$48,030

Research and development reconciliation:
GAAP research and development	$9,754	$5,893	$28,609	$15,509
Stock-based compensation	(690)	(1,070)	(2,598)	(3,140)
Non-GAAP research and development	$9,064	$4,823	$26,011	$12,369

Selling, general and administrative reconciliation:
GAAP selling, general and administrative	$36,314	$35,310	$117,940	$101,490
Stock-based compensation	(5,044)	(6,066)	(16,132)	(16,121)
CrossLink contract termination fee	122	—	(7,062)	—
Non-GAAP selling, general and administrative	$31,392	$29,244	$94,746	$85,369

(1) - In the third quarter of 2016, the Company recorded a $21.9 million charge to cost of goods sold to fully reserve $20.7 million for the cost of EXPAREL batches impacted by a routine stability test that did not meet required specifications and $1.2 million for an estimated number of replacement boxes and other related costs.

Pacira Pharmaceuticals, Inc.
Reconciliation of GAAP to Non-GAAP 2016 Financial Guidance
(dollars in millions)

GAAP to Non-GAAP Guidance	GAAP	Stock-Based Compensation	Other Charges	Non-GAAP
EXPAREL net product sales	$263 to $268	—	—	$263 to $268
Gross margin *	60% to 63%	2%	8%	70% to 73%
Research and development expense	$43 to $54	$3 to $4	—	$40 to $50
Selling, general and administrative expense	$152 to $166	$20 to $24	$7	$125 to $135
Stock-based compensation	$30 to $35	—	—	$30 to $35

* The gross margin calculation excludes collaborative licensing and milestone revenue.